UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
SCHEDULE 14A
(Rule 14a 101)
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INFORMATION REQUIRED IN PROXY STATEMENT
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SenesTech, Inc.
(Name of Registrant as Specified in its Charter)
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EXPLANATORY NOTE

On June 3, 2026, SenesTech, Inc. issued the below press release which contains information regarding the Company’s 2026 Annual Meeting of Stockholders to be held on June 9, 2026.

SenesTech Announces Amendment to Equity Incentive Plan Proposal
PHOENIX, Ariz., June 3, 2026 – SenesTech, Inc. (NASDAQ: SNES) (“SenesTech” or the “Company”), today announced that its Board of Directors has approved an amendment to the proposed changes to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), which is being presented for stockholder approval at the Company’s 2026 Annual Meeting of Stockholders scheduled for June 9, 2026.
As previously disclosed in the Company’s definitive Proxy Statement filed on April 29, 2026, stockholders are being asked to approve an amendment to the 2018 Plan to increase the number of shares available for future equity awards. Following further review of the Company’s anticipated equity compensation needs, current market conditions and stockholder considerations, the Board approved a revised amendment that reduces the number of new shares proposed to be added to the 2018 Plan from 1.7 million shares to 1.2 million shares. The Board believes these actions reflect a balanced approach to equity compensation and capital management.
Stockholders who have already submitted, or subsequently submit, a proxy card or vote via the Internet or by telephone in favor of Proposal No. 3 will be deemed to have voted in favor of Proposal No. 3 as revised by the supplemental proxy materials. Accordingly, no additional action is required from stockholders who have previously voted in favor of Proposal No. 3 and do not wish to change their vote.
Additional information regarding the revised proposal is contained in the Company’s definitive additional proxy materials filed with the Securities and Exchange Commission on May 27, 2026.
About SenesTech, Inc.
SenesTech is committed to creating healthier environments by managing animal pest populations through birth control. The company’s groundbreaking products, including Evolve rodent birth control, integrate seamlessly into pest management programs, significantly enhancing their effectiveness while reducing reliance on traditional poisons. SenesTech’s mission is to create cleaner cities, more efficient businesses, and healthier communities with products that are effective and sustainable.
For more information, visit https://senestech.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, among others, variability in field conditions, implementation practices, market acceptance of our products, regulatory considerations, and other risks described in SenesTech’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

Investor Contact:
Robert Blum, Lytham Partners, LLC
(602) 889-9700, senestech@lythampartners.com
Company Contact:
Tom Chesterman, SenesTech, Inc.
(928) 233-7533, investors@senestech.com
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